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

                    OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                          EARNINGS  PER  SHARE  EXHIBIT
                  (Amounts in millions, except per share data)

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

                                                         Computation of Primary Earnings Per Share
                                                         -----------------------------------------
                                                           Quarters Ended         Six Months Ended
                                                              June 30,                June 30,
                                                         ------------------     ------------------

                                                          1994        1993       1994        1993
                                                         ------      ------     ------      ------
Weighted average number of common shares outstanding      51.9        51.5       51.8        51.4

Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

    Redeemable and/or Convertible Preferred Stock          4.9         5.0        4.9         5.0
    Stock Options                                          0.3         0.5        0.3         0.5
                                                         ------      ------     ------      ------
Weighted average number of common and common
   equivalent shares                                      57.2        57.1       57.2        57.1
                                                         ======      =======    ======      ======

Net income for the period                                $36.0       $43.0      $70.1       $83.2

Less dividends applicable to appropriate Series of
     Redeemable and Convertible Preferred Stock            1.2         1.2        2.5         2.7
                                                         ------      ------     ------      ------

Adjusted net income                                      $34.7       $41.8      $67.5       $80.5
                                                         ======      ======     ======      ======
Primary earnings per share                               $0.61       $0.73      $1.18       $1.41
                                                         ======      =======    ======      ======


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
                                                         Computation of Primary Earnings Per Share
                                                         -----------------------------------------
                                                           Quarters Ended         Six Months Ended
                                                              June 30,                June 30,
                                                         ------------------     ------------------
                                                          1994        1993       1994        1993
                                                         ------      ------     ------      ------
Weighted average number of common shares outstanding      51.9        51.5       51.8        51.4

Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

     Redeemable and/or Convertible Preferred Stock         5.1          5.1       5.1         5.2
     Convertible Subordinated Debentures                   4.2          4.2       4.2         4.2
     Stock Options                                         0.3          0.5       0.3         0.6
                                                         ------       ------    ------      ------
Weighted average number of common and common
   equivalent shares                                      61.6         61.5      61.6        61.5
                                                         ======       ======    ======      ======

Net income for the period                                $36.0        $43.0     $70.1       $83.2

Less dividends applicable to appropriate Series of
     Cumulative Preferred Stock                            1.2          1.2       2.5         2.6
Plus interest applicable to Convertible Debentures         1.0          1.0       2.0         2.0
                                                         ------       ------    ------      ------

Adjusted net income                                      $35.8        $42.8     $69.7       $82.6
                                                        =======      =======   =======     =======
Fully diluted earnings per share                         $0.58        $0.70     $1.13       $1.34
                                                        =======      =======   =======     =======
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